Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Phone: 770-419-3355
CryoLife	The Ruth Group
D. Ashley Lee	Nick Laudico / Zack Kubow
Executive Vice President, Chief Financial Officer and Chief Operating Officer	646-536-7030 / 7020 nlaudico@theruthgroup.com
Phone: 770-419-3355	zkubow@theruthgroup.com

CryoLife Reports Second  Quarter 2016 Financial Results

Increases 2016 Revenue and Earnings Guidance

Second Quarter Highlights:

•	Revenue Increased 33 Percent Year-over-Year to $47.1 Million; Non-GAAP Revenues Increased Nine Percent Year-over-Year
•	Gross Margins Increased to 64 Percent; Non-GAAP Gross Margins Increased to 66 Percent
•	GAAP Net Income was $2.3 Million, or $0.07 Per Fully Diluted Common Share; Non-GAAP Net Income was $4.3 Million, or $0.13 Per Fully Diluted Common share

ATLANTA, GA – (July 25,  2016) – CryoLife, Inc. (NYSE: CRY),  a leading medical device and tissue processing company focused on cardiac surgery, announced today its results for the second quarter and first half of 2016.

J. Patrick Mackin, Chairman, President and Chief Executive Officer, said, “I’m pleased to report the second quarter was a success on several fronts.  The company posted strong financial results and is tracking ahead of schedule on several key operational initiatives.  Our expanded U.S. cardiac surgery sales force is increasing the awareness and availability of the On-X product portfolio to a broader customer base while also driving sales of BioGlue® and our tissue preservation services.  Outside of the U.S., we are now selling On-X in all of our direct markets.  Our decision to streamline our focus and product portfolio on the cardiac surgery market, combined with selling direct in more markets than ever before, is driving positive performance and strengthening our competitive position globally.  We also continue to benefit from the enhancements to our tissue processing operations, which along with the revenue performance, contributed to strong gross margin and profitability in the quarter.  On the clinical front, we recently received FDA approval for the updated protocol for our PerClot® IDE trial and expect to restart patient enrollment later this year, keeping us on track for potential FDA approval in the first half of 2019.  Given our strong overall performance and momentum through the first half of the year, we are increasing our 2016 revenue, gross margin, and EPS guidance and remain very confident in our ability to capitalize on the large opportunity our markets offer.”

Revenues for the second quarter of 2016 increased 33 percent to $47.1 million, compared to $35.5 million for the second quarter of 2015.  The increase was primarily driven by the acquisition of On-X Life Technologies (On-X) in January 2016,  along with revenue increases in cardiac and vascular tissues and BioGlue.  Non-GAAP revenues for the second quarter of 2016 increased nine percent compared to the second quarter of 2015.

Revenues for the first half of 2016 increased 30 percent to $90.1 million, compared to $69.4 million for the first half of 2015.  The increase was primarily driven by the acquisition of On-X, along with revenue increases in vascular tissues and BioGlue.  Non-GAAP revenues for the first half of 2016 increased nine percent compared to the first half of 2015.  A reconciliation of GAAP revenues to non-GAAP revenues is included as part of this press release.

GAAP net income for the second quarter of 2016 was $2.3 million, or $0.07 per basic and fully diluted common share, compared to net loss of ($502,000), or ($0.02) per basic and fully diluted common share, for the second quarter of 2015.  Non-GAAP net income for the second quarter of 2016 was $4.3 million, or $0.13 per fully diluted common share, compared to non-GAAP net income of $1.3 million, or $0.04 per fully diluted common share for the second quarter of 2015.

GAAP net income for the first half of 2016 was $4.9 million, or $0.15 per basic and fully diluted common share, compared to net loss of ($776,000), or ($0.03) per basic and fully diluted common share, for the first half of 2015.  Non-GAAP net income for the first half of 2016 was $7.6 million, or $0.23 per fully diluted common share, compared to non-GAAP net income of $1.5 million, or $0.05 per fully diluted common share for the first half of 2015.  A reconciliation of GAAP to non-GAAP earnings is included as part of this press release.

Based on its financial results through the first half of 2016 and the current business outlook, the Company is raising its  2016 financial guidance as summarized below.

2016 Financial Guidance Summary
	Previous	Revised
Total revenues	$178 million - $180 million Year-over-year mid-single digit % non-GAAP revenue increase	$180 million - $182 million Year-over-year mid to upper single digit % non-GAAP revenue increase
Product revenues	Year-over-year mid-single digit % non-GAAP revenue increase	Year-over-year mid to upper single digit % non-GAAP revenue increase
Tissue processing revenues	Year-over-year mid-single digit % revenue increase	Year-over-year mid-single digit % revenue increase
Gross margins	Approximately 63%	Approximately 64%
R&D expenses	$13.0 million - $15.0 million	$13.0 million - $15.0 million
Non-GAAP income per common share	$0.29 - $0.32	$0.32 - $0.34

All numbers are GAAP except where expressly referenced as non-GAAP.  The Company does not provide GAAP income per common share on a forward-looking basis because the company is unable to predict with reasonable certainty business development and acquisition-related expenses, purchase accounting fair value adjustments, and any unusual gains and losses without unreasonable effort.  These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP.

The Company’s financial guidance for the full year of 2016 is subject to the risks identified below in the last paragraph of this press release before the financial tables.    The guidance does not include any effect related to future business development activities and other unusual charges.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures.  Investors should consider this non-GAAP information in addition to, and not as a substitute for, financial measures prepared in accordance with U.S. GAAP.  In addition, this non-GAAP financial information may not be the same as similar measures presented by other companies.  The Company’s non-GAAP revenues include On-X revenues for the period in 2016 prior to the closing of the acquisition and On-X revenues for the comparable periods of 2015 and excludes revenues for the HeRO Graft and ProCol product lines for 2016 and 2015.  The Company’s other non-GAAP results exclude (as applicable) business development expenses, including the acquired inventory basis step-up expense; gain on sale of business components; amortization expenses; severance expenses associated with certain employee departures; the write-off of PerClot Topical inventory; and intangible impairment.  The Company believes that these non-GAAP presentations provide useful information to investors regarding unusual non-operating transactions and the operating expense structure of the Company’s existing and recently acquired operations, without regard to its on-going efforts to acquire additional complementary products and businesses and the transaction and integration expenses incurred in connection with recently acquired and divested product lines.  The Company believes it is useful to exclude certain expenses because such amounts in any specific period may not directly correlate to the underlying performance of its business operations and can vary significantly between periods as a result of factors such as new acquisitions, amortization of previously acquired tangible and intangible assets, or unusual compensation expenses.  The Company does, however, expect to incur similar types of expenses in the future, and this non-GAAP financial information should not be viewed as a statement or indication that these types of expenses will not recur.

Webcast and Conference Call Information

The Company will hold a teleconference call and live webcast tomorrow at 8:00 a.m. Eastern Time to discuss the results followed by a question and answer session hosted by Mr. Mackin.

To listen to the live teleconference, please dial 201-689-8261 a few minutes prior to 8:00 a.m.  A replay of the teleconference will be available July 26 through August 2 and can be accessed by calling (toll free) 877-660-6853 or 201-612-7415.  The conference number for the replay is 13641393.

The live webcast and replay can be accessed by going to the Investor Relations section of the CryoLife website at www.cryolife.com and selecting the heading Webcasts & Presentations.

About CryoLife, Inc.

Headquartered in suburban Atlanta, Georgia, CryoLife is a leader in the manufacturing, processing, and distribution of medical devices and implantable living tissues used in cardiac surgical procedures.  CryoLife markets and sells products in more than 80 countries worldwide.  For additional information about CryoLife, visit our website, www.cryolife.com.

Statements made in this press release that look forward in time or that express management's beliefs, expectations, or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements reflect the views of management at the time such statements are made.  These statements include those regarding tracking ahead of schedule on several key operational initiatives,  increasing the awareness and availability of the On-X product portfolio to a broader customer base while also driving sales of BioGlue and our tissue products; our ability to sell the On-X mechanical heart valve outside of the U.S. in all of our direct markets;  our decision to streamline our focus and product portfolio on the cardiac surgery market and sell direct in more markets to drive positive performance and strengthen our competitive position; the continued benefit from enhancements to our tissue processing operations; our expectation that we will be able to resume enrollment in the PerClot IDE later this year and stay on track for FDA approval in the first half of 2019; our confidence in our ability to capitalize on the large opportunity our markets offer and our updated guidance for revenues, gross margins, R&D expenses, and non-GAAP income per common share. These forward-looking statements are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations.  These risks and uncertainties include that the expected market opportunities for mechanical heart valves may be incorrect and/or may diminish due to factors beyond our control;  the expected benefits of a larger sales force or our market opportunities due to our focus on the cardiac surgery market may be incorrect or may not be achieved; and the expected adoption rate for our products currently in clinical trials or marketed through expanded indications may be incorrect or may not be achieved.  These risks and uncertainties include the risk factors detailed in our Securities and Exchange Commission filings, including our Form 10-K for the year ended December 31, 2015, and our subsequent filings with the SEC. CryoLife does not undertake to update its forward-looking statements.

CRYOLIFE, INC. AND SUBSIDIARIES

Financial Highlights

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenues:
Products	$30,045	$19,918	$57,063	$39,309
Preservation services	17,038	15,608	33,036	30,048
Total revenues	47,083	35,526	90,099	69,357

Cost of products and preservation services:
Products	7,698	4,244	14,701	9,277
Preservation services	9,084	9,728	17,476	18,859
Total cost of products and
preservation services	16,782	13,972	32,177	28,136

Gross margin	30,301	21,554	57,922	41,221

Operating expenses:
General, administrative, and marketing	22,436	19,327	48,710	38,296
Research and development	3,279	2,684	5,888	4,936
Total operating expenses	25,715	22,011	54,598	43,232
Gain from sale of business components	--	--	(7,915)	--
Operating income (loss)	4,586	(457)	11,239	(2,011)

Interest expense	797	30	1,514	60
Interest income	(18)	(12)	(30)	(15)
Gain on sale of Medafor investment	--	(891)	--	(891)
Other (income) expense, net	(58)	250	(167)	442

Income (loss) before income taxes	3,865	166	9,922	(1,607)
Income tax expense (benefit)	1,518	668	5,034	(831)

Net income (loss)	$2,347	$(502)	$4,888	$(776)

Income (loss) per common share:
Basic	$0.07	$(0.02)	$0.15	$(0.03)
Diluted	$0.07	$(0.02)	$0.15	$(0.03)

Dividends declared per common share	$--	$0.03	$--	$0.06

Weighted-average common shares outstanding:
Basic	32,010	27,713	31,519	27,619
Diluted	32,764	27,713	32,270	27,619

CRYOLIFE, INC. AND SUBSIDIARIES

Financial Highlights

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Products:
BioGlue and BioFoam On-X	$16,1879,554	$14,519 --	$31,50316,269	$28,561 --
CardioGenesis cardiac laser therapy	1,860	1,943	3,844	4,080
PerClot PhotoFix	1,042490	1,036343	2,033871	2,012515
HeRO Graft	912	1,744	2,325	3,604
ProCol	--	333	218	537
Total products	30,045	19,918	57,063	39,309

Preservation services:
Cardiac tissue	7,548	6,889	13,976	13,552
Vascular tissue	9,490	8,719	19,060	16,496
Total preservation services	17,038	15,608	33,036	30,048

Total revenues	$47,083	$35,526	$90,099	$69,357

Revenues:
U.S.	$34,198	$27,777	$66,436	$54,811
International	12,885	7,749	23,663	14,546
Total revenues	$47,083	$35,526	$90,099	$69,357

		June 30,	December 31,
		2016	2015

Cash, cash equivalents, and restricted cash and securities		$47,688	$43,418
Total current assets		135,781	109,663
Total assets		303,036	181,179
Total current liabilities		24,738	19,605
Total liabilities		104,932	25,928
Shareholders’ equity		198,104	155,251

CRYOLIFE, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP

Net Income and Diluted Income per Common Share

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
GAAP:
Income (loss) before income taxes	$3,865	$166	$9,922	$(1,607)
Income tax expense (benefit)	1,518	668	5,034	(831)
Net income (loss)	$2,347	$(502)	$4,888	$(776)

Diluted income (loss) per common share:	$0.07	$(0.02)	$0.15	$(0.03)

Diluted weighted-average common
shares outstanding	32,764	27,713	32,270	27,619

Reconciliation of income (loss) before income
taxes, GAAP to net income, non-GAAP:

Income (loss) before income taxes, GAAP	$3,865	$166	$9,922	$(1,607)
Adjustments:
Business development expenses	1,067	857	6,635	1,063
Gain on sale of business components	--	--	(7,915)	--
Amortization expense	1,156	502	2,118	1,017
Acquisition inventory basis step-up expense	902	--	1,467	--
Severance expenses	--	1,389	--	1,857
Gain on sale of Medafor investment	--	(891)	--	(891)
Write-off of PerClot Topical inventory	--	--	--	498
Intangible impairment	--	--	--	457
Income before income taxes,
non-GAAP	6,990	2,023	12,227	2,394

Income tax expense calculated at 38% normalized
tax rate	2,656	769	4,646	910
Net income, non-GAAP	$4,334	$1,254	$7,581	$1,484

Reconciliation of diluted income (loss) per
common share, GAAP to diluted
income per common share, non-GAAP:

Diluted income (loss) per common share, GAAP:	$0.07	$(0.02)	$0.15	$(0.03)
Adjustments:
Business development expenses	0.03	0.03	0.13	0.02
Gain on sale of business components	--	--	(0.15)	--
Amortization expense	0.03	0.02	0.04	0.02
Acquisition inventory basis step-up expense	0.03	--	0.03	--
Severance expenses	--	0.05	--	0.04
Gain on sale of Medafor investment	--	(0.03)	--	(0.02)
Write-off of PerClot Topical inventory	--	--	--	0.01
Intangible impairment	--	--	--	0.01
Tax effect of non-GAAP adjustments	(0.03)	(0.03)	(0.01)	--
Effect of 38% normalized tax rate	--	0.02	0.04	--
Diluted income per common share,
non-GAAP:	$0.13	$0.04	$0.23	$0.05

Diluted weighted-average common
shares outstanding	32,764	28,393	32,270	28,335

CRYOLIFE, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP

Revenues; Gross Margin; General, Administrative, and Marketing Expense

(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2016	2015	Growth Rate	2016	2015	Growth Rate
Reconciliation of total revenues, GAAP
to total revenues, non-GAAP:
Total revenues, GAAP	$47,083	$35,526	33%	$90,099	$69,357	30%
Plus: On-X pre acquisition revenues	--	8,918		1,627	16,699
Less: HeRO revenues	(912)	(1,744)		(2,325)	(3,604)
Less: ProCol revenues	--	(333)		(218)	(537)
Total revenues, non-GAAP	$46,171	$42,367	9%	$89,183	$81,915	9%

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2016	2015		2016	2015
Reconciliation of gross margin %,
GAAP to gross margin %,
non-GAAP:
Total revenues, GAAP	$47,083	$35,526		$90,099	$69,357
Gross margin, GAAP	$30,301	$21,554		$57,922	$41,221
Gross margin %, GAAP	64%	61%		64%	59%

Gross margin, GAAP	$30,301	$21,554		$57,922	$41,221
Plus: Acquisition inventory basis step-
up expense	902	--		1,467	--
Gross margin, non-GAAP	$31,203	$21,554		$59,389	$41,221
Gross margin %, non-GAAP	66%	61%		66%	59%

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2016	2015		2016	2015
Reconciliation of general,
administrative, and marketing
expense, GAAP to general,
administrative, and marketing
expense, non-GAAP:
General, administrative, and marketing
expense, GAAP	$22,436	$19,327		$48,710	$38,296
Less: Business development
expenses	(1,067)	(857)		(6,635)	(1,063)
General, administrative, and
Marketing expense,
non-GAAP	$21,369	$18,470		$42,075	$37,233